Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016-4232 www.dlapiper.com

March 20, 2013

NV5 Holdings, Inc.

200 South Park Road, Suite 350

Hollywood, Florida 33021

Re: Registration Statement on Form S-1 (File No. 333-186229)

Ladies and Gentlemen:

We have acted as counsel to NV5 Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the above-referenced registration statement filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2013 (as amended and supplemented from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offering by the Company of the Securities (as defined below), including Securities which may be issued on the exercise of the underwriter’s over-allotment option.

As used herein, the term “Securities” includes: (i) 1,150,000 units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and a warrant to purchase one share of Common Stock (each, a “Warrant”, and collectively, the “Warrants”); (ii) 1,150,000 shares of Common Stock included in the Units; (iii) 1,150,000 Warrants included in the Units; (iv) 1,150,000 shares of Common Stock underlying the Warrants included in the Units; (v) the warrant to be issued to Roth Capital Partners, LLC to purchase 100,000 units identical to the Units (the “Representative’s Warrant”); (vi) 100,000 units underlying the Representative’s Warrant; (vii) 100,000 shares of Common Stock included in the units underlying the Representative’s Warrant; (viii) 100,000 Warrants underlying the units underlying the Representative’s Warrant; (ix) 100,000 shares of Common Stock underlying the Warrants included in the units underlying the Representative’s Warrant; and (x) any additional securities issued pursuant to Rule 462(b) of the Act.

This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

For the purposes of rendering this Opinion, we have examined the Registration Statement, the certificate of incorporation and by-laws, each as amended, of the Company, certified as true, accurate and complete by an officer of the Company, minutes of meetings and actions by written consent of the Board of Directors of the Company, certified as true, accurate and complete, and in full force and effect, by an officer of the Company, and such other documents, records and certificates as we have deemed necessary to enable us to express the opinion hereinafter set forth. We have assumed, without independent investigation, the authenticity and completeness of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the completeness and conformity to the originals of all records, documents, and instruments submitted to us as copies.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Securities have been duly authorized, and if, as, and when issued by the Company in accordance with and in the manner described in prospectus set forth in the Registration Statement (as amended and supplemented through the date of issuance) and, in the case of those Securities underlying warrants, when issued in accordance with the terms of the applicable warrants, will be validly issued, fully paid and non-assessable and, with respect to the Warrants, will be legally binding obligations of the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

This opinion is given to you solely for use in connection with the issuance and sale of the Securities in accordance with the Registration Statement and the related prospectus and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the Registration Statement. We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than (a) the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and (b), solely as to the Warrants constituting legally binding obligations of the Company, the laws of the State of New Jersey. Our opinion is given as of the date set forth above, and is based solely upon existing laws, rules, and regulations. We assume no obligation to advise you of, or update or supplement the opinions contained herein to reflect, any facts, circumstances or changes in laws that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ DLA Piper LLP (US)
DLA Piper LLP (US)